Exhibit 99.1
Contact:	Investors — Will Lyons, (617) 532.8104, ir@enernoc.com

Media — Sarah McAuley, (617) 532.8195, news@enernoc.com
EnerNOC Reports First Quarter 2011 Financial Results
Company Expands Customer Network to more than 10,000 Sites
Strengthens Strategic Position and Enhances Long-Term Visibility
BOSTON, MA, May 4, 2011 — EnerNOC, Inc. (NASDAQ: ENOC), a leading provider of clean and intelligent energy management applications and services, today announced financial results for the first quarter ended March 31, 2011.
“With strong sales performance, we achieved our first gigawatt sales quarter and enlisted our 10,000th site into our network. We also made several key acquisitions that we are excited to fully integrate into EnerNOC this year. These and other strategic developments during the quarter enhance our competitive differentiation and position us for long-term success in the energy management industry,” commented Tim Healy, EnerNOC’s Chairman and Chief Executive Officer.
Revenues for the first quarter of 2011 were $31.8 million, compared to $28.1 million for the same period in 2010. Gross profit for the first quarter of 2011 was $12.6 million, or 39.5% of revenue.
GAAP net loss for the first quarter of 2011 was $19.3 million, or $0.76 per basic and diluted share, compared to GAAP net loss for the first quarter of 2010 of $14.2 million, or $0.59 per basic and diluted share. Non-GAAP net loss* for the first quarter of 2011 was $14.6 million, or $0.58 per basic and diluted share, compared to non-GAAP net loss for the first quarter of 2010 of $9.8 million, or $0.41 per basic and diluted share.
Adjusted EBITDA* for the first quarter of 2011 was negative $10.3 million, compared to negative $7.4 million in the first quarter of 2010.
Cash flow from operating activities for the first quarter of 2011 was negative $5.7 million, compared to positive $3.1 million in the first quarter of 2010. The Company incurred negative $9.2 million of free cash flow* for the quarter ended March 31, 2011, compared to negative $2.5 million for the quarter ended March 31, 2010.
As of March 31, 2011, the Company had cash and cash equivalents totaling $102.6 million, a decrease of $50.8 million from cash and cash equivalents as of December 31, 2010. The majority of this change in cash and cash equivalents was due to acquisitions completed in the first quarter of 2011.
(*Please refer to the section below titled “Use of Non-GAAP Financial Measures” for non-GAAP definitions and the financial schedules attached to this press release for a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures.)
Other First Quarter 2011 and Recent Highlights
•	Increasing demand response megawatts under management to approximately 6,300 as of March 31, 2011.

•	Increasing the number of commercial, institutional, and industrial DemandSMART customers to approximately 3,900 customers and sites to approximately 10,100 as of March 31, 2011.

•	Completing the acquisitions of Global Energy Partners and M2M Communications, as well as a small international demand response provider.

•	Announcing selection for an innovative project with Bonneville Power Administration and signing a new contract with Tampa Electric Company to extend the Company’s existing Networked Demand Response program for five years.

•	Announcing a contract with Southern California Edison (SCE), an Edison International company, to deliver EnerNOC’s EfficiencySMART™ data-driven energy efficiency application to SCE customers through December 31, 2012.

•	Entering into a $75 million senior secured revolving credit facility with Silicon Valley Bank and TD Bank in April 2011. The Company anticipates using this new facility to fund its other credit requirements to grid operators and utilities.
Financial Outlook
The Company currently expects to deliver the following financial results for the quarter ending June 30, 2011 and the year ending December 31, 2011:
Second Quarter 2011: The Company expects second quarter revenue to be in the range of $55 million to $65 million. The Company also expects second quarter GAAP net loss to be in the range of $0.47 to $0.57 per basic and diluted share and non-GAAP net loss to be in the range of $0.26 to $0.36 per basic and diluted share based on basic and diluted weighted average shares outstanding of 25.6 million shares. Non-GAAP net loss reflects adjustments for an estimated tax-effected stock-based compensation expense of $4.0 million and an estimated tax-effected amortization of acquisition-related intangibles expense of $1.4 million, which are included in GAAP net loss.
Full Year 2011: The Company expects full year 2011 revenues to be in the range of $300 million to $320 million. The Company also expects GAAP net income to be in the range of $0.25 to $0.50 per diluted share and Non-GAAP net income per share to be in the range of $0.97 to $1.23 based on diluted weighted average shares outstanding of 27.5 million shares. Non-GAAP net income reflects adjustments for an estimated tax-effected stock-based compensation expense of $14.6 million and an estimated tax-effected amortization of acquisition-related intangibles expense of $5.3 million, which are included in GAAP net income.
These statements are forward-looking and actual results may differ materially. These statements are based on information available as of May 4, 2011, and the Company assumes no obligation to publicly update or revise its financial outlook. Investors are reminded that actual results may differ from these estimates for the reasons described below and in the Company’s filings with the Securities and Exchange Commission.
Webcast Reminder
The Company will host a live webcast and conference call today, May 4, 2011 at 5:00 p.m., Eastern Time, to discuss the Company’s first quarter 2011 operating results, as well as other forward-looking information about the Company’s business. Visit the Investor Relations section of EnerNOC’s website at http://investor.enernoc.com/webcasts.cfm for a live webcast of the conference call. Domestic callers may access the earnings conference call by dialing 877-837-3911 (International callers, dial 973-796-5063). Please access the website at least 15 minutes prior to the call to register, download, and install any necessary audio software. A replay of the conference call will be available on the Company’s website noted above or by phone (dial 800-642-1687 and enter the pass code 63474225) until May 11, 2011 and the webcast will be archived on EnerNOC’s website for a period of three months.
About EnerNOC
EnerNOC unlocks the full value of energy management for our utility and commercial, institutional, and industrial (C&I) customers by reducing real-time demand for electricity, increasing energy efficiency, improving energy supply transparency in competitive markets, and mitigating emissions. We accomplish this by delivering world-class energy management applications including DemandSMART™, comprehensive demand response; EfficiencySMART™, data-driven energy efficiency; SupplySMART™, energy price and risk management; and CarbonSMART™, enterprise carbon management. Our Network Operations Center (NOC) continuously supports these applications across thousands of C&I customer sites throughout the world. Working with more than 100 utilities and grid operators globally, we deliver energy, ancillary services, and carbon mitigation resources that provide cost-effective alternatives to investments in traditional power generation, transmission, and distribution. For more information, visit www.enernoc.com.
Safe Harbor Statement
Statements in this press release regarding management’s future expectations, beliefs, intentions, goals, strategies, plans or prospects, including, without limitation, statements relating to the Company’s future financial performance on both a GAAP and non-GAAP basis, demand for the Company’s offerings, projected megawatt growth in the Company’s portfolio, and the future growth and success of the Company’s clean and intelligent energy management applications and services in general, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements can be identified by terminology such as “anticipate,” “believe,” “could,” “could increase the likelihood,” “estimate,” “expect,” “intend,” “is planned,” “may,” “should,” “will,” “will enable,” “would be expected,” “look forward,” “may provide,” “would” or similar terms, variations of such terms or the negative of those terms. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors referred to under the section “Risk Factors” in EnerNOC’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as well as other documents that may be filed by EnerNOC from time to time with the Securities and Exchange Commission. As a result of such risks, uncertainties and factors, the Company’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. EnerNOC is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
Use of Non-GAAP Financial Measures
To supplement the financial measures presented in EnerNOC’s press release and related conference call or webcast in accordance with accounting principles generally accepted in the United States (“GAAP”), EnerNOC also presents non-GAAP financial measures relating to non-GAAP net income or loss, non-GAAP net income or loss per share, adjusted EBITDA, and free cash flow.
A “non-GAAP financial measure” refers to a numerical measure of the Company’s historical or future financial performance, financial position, or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in the Company’s financial statements. EnerNOC provides the non-GAAP measures listed above as additional information relating to EnerNOC’s operating results as a complement to results provided in accordance with GAAP. The non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for or superior to, the financial information presented in accordance with GAAP and should not be considered measures of the Company’s liquidity. There are significant limitations associated with the use of non-GAAP financial measures. Further, these measures may differ from the non-GAAP information, even where similarly titled, used by other companies and therefore should not be used to compare the Company’s performance to that of other companies.
The non-GAAP measures used in this press release and related conference call or webcast differ from GAAP in that they exclude expenses related to stock-based compensation, amortization expense related to acquisition-related intangible assets, as well as in certain measures, the related impact of these adjustments on the provision for income taxes. In addition, investors should note the following:
•	EnerNOC defines “non-GAAP net income (loss)” as net income (loss) before expenses related to stock-based compensation and amortization expenses related to acquisition-related intangible assets, net of related tax effects.

•	EnerNOC defines “Adjusted EBITDA” as net income (loss), excluding depreciation, amortization, stock-based compensation, interest, income taxes and other income (expense). Adjusted EBITDA eliminates items that are either not part of the Company’s core operations or do not require a cash outlay, such as stock-based compensation. Adjusted EBITDA also excludes depreciation and amortization expense, which is based on the Company’s estimate of the useful life of tangible and intangible assets. These estimates could vary from actual performance of the asset, are based on historic cost incurred to build out the Company’s deployed network, and may not be indicative of current or future capital expenditures.

•	EnerNOC defines “free cash flow” as net cash provided by (used in) operating activities less capital expenditures. EnerNOC defines “capital expenditures” as purchases of property and equipment, which includes capitalization of internal-use software development costs. Capital expenditures are disclosed in the Company’s Statement of Cash Flows in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011.
EnerNOC’s management uses these non-GAAP measures when evaluating the Company’s operating performance and for internal planning and forecasting purposes. EnerNOC’s management believes that such measures help indicate underlying trends in the Company’s business, are important in comparing current results with prior period results, and are useful to investors and financial analysts in assessing the Company’s operating performance. For example, EnerNOC’s management considers non-GAAP net income (loss) to be an important indicator of the overall performance of the Company because it eliminates the effects of events that are either not part of the Company’s core operations or are non-cash compensation expenses. In addition, EnerNOC’s management considers adjusted EBITDA to be an important indicator of the Company’s operational strength and performance of its business and a good measure of the Company’s historical operating trend. Moreover, EnerNOC’s management considers free cash flow to be an indicator of the Company’s operating trend and performance of its business.
Source: EnerNOC, Inc.

EnerNOC, Inc.
SELECTED FINANCIAL INFORMATION
(in thousands, except for share and per share data)
EnerNOC, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended
	March 31,
	2011	2010
Revenues	$31,762	$28,121
Cost of revenues	19,201	18,546

Gross profit	12,561	9,575

Operating expenses:
Selling and marketing	11,587	9,114
General and administrative	16,313	13,749
Research and development	3,232	2,057

Total operating expenses	31,132	24,920

Loss from operations	(18,571)	(15,345)
Other income	128	3
Interest expense	(163)	(25)

Loss before income tax	(18,606)	(15,367)
(Provision for) benefit from income tax	(666)	1,167

Net loss	$(19,272)	$(14,200)

Basic and diluted net loss per share	$(0.76)	$(0.59)

Weighted average number of basic and diluted shares	25,248,650	24,051,114

EnerNOC, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

	March 31, 2011	December 31, 2010
ASSETS
Current assets
Cash and cash equivalents	$102,642	$153,416
Restricted cash	277	1,537
Trade accounts receivable, net of allowance for doubtful accounts of $150 at March 31, 2011 and December 31, 2010	27,502	22,137
Unbilled revenue	30,122	73,144
Inventory	357	—
Prepaid expenses, deposits and other current assets	11,004	6,707

Total current assets	171,904	256,941
Property and equipment, net of accumulated depreciation of $39,808 and $36,309 at March 31, 2011 and December 31, 2010, respectively	34,896	34,690
Goodwill	64,885	24,653
Definite-lived intangible assets, net	24,897	5,823
Indefinite-lived intangible assets	920	920
Deposits and other assets	3,592	2,872

Total assets	$301,094	$325,899

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$410	$111
Accrued capacity payments	40,925	65,792
Accrued payroll and related expenses	7,424	11,135
Accrued expenses and other current liabilities	7,876	9,307
Accrued acquisition contingent consideration	—	1,500
Deferred revenue	9,196	5,540
Current portion of long-term debt	27	37

Total current liabilities	65,858	93,422
Long-term liabilities
Deferred acquisition consideration	3,998	—
Deferred tax liability	1,476	1,141
Deferred revenue, long-term	2,314	4,696
Other liabilities	500	514

Total long-term liabilities	8,288	6,351
Commitments and contingencies	—	—
Stockholders’ equity
Undesignated preferred stock, $0.001 par value; 5,000,000 shares authorized; no shares issued	—	—
Common stock, $0.001 par value; 50,000,000 shares authorized, 26,397,332 and 25,155,067 shares issued and outstanding at March 31, 2011 and December 31, 2010, respectively	26	25
Additional paid-in capital	314,034	293,942
Accumulated other comprehensive loss	(74)	(75)
Accumulated deficit	(87,038)	(67,766)

Total stockholders’ equity	226,948	226,126

Total liabilities and stockholders’ equity	$301,094	$325,899

EnerNOC, Inc.
Cash Flow Information
(Unaudited)

	Three Months Ended March 31,
	2011	2010
Cash flows (used in) provided by operating activities	$(5,688)	$3,122
Cash flows used in investing activities	(46,016)	(6,978)
Cash flows provided by financing activities	1,030	1,506
Effects of exchange rate changes on cash	(100)	(5)

Net change in cash and cash equivalents	$(50,774)	$(2,355)

EnerNOC, Inc.
NON-GAAP NET LOSS AND NET LOSS PER SHARE RECONCILIATION
(Unaudited)

	Three Months Ended March 31,
	2011	2010
GAAP net loss	$(19,272)	$(14,200)
ADD: Stock-based compensation	3,482	4,346
ADD: Amortization expense of acquired intangible assets	1,152	388
LESS: Income tax effect on Non-GAAP adjustments(1)	—	(360)

Non-GAAP net loss	$(14,638)	$(9,826)

GAAP net loss per basic share	$(0.76)	$(0.59)
ADD: Stock-based compensation	0.14	0.18
ADD: Amortization expense of acquired intangible assets	0.04	0.01
LESS: Income tax effect on Non-GAAP adjustments(1)	—	(0.01)

Non-GAAP net loss per basic share	$(0.58)	$(0.41)

GAAP net loss per diluted share	$(0.76)	$(0.59)
ADD: Stock-based compensation	0.14	0.18
ADD: Amortization expense of acquired intangible assets	0.04	0.01
LESS: Income tax effect on Non-GAAP adjustments(1)	—	(0.01)

Non-GAAP net loss per diluted share	$(0.58)	$(0.41)

Weighted average number of common shares outstanding
Basic	25,248,650	24,051,114
Diluted	25,248,650	24,051,114

(1)	Represents the reduction in the income tax benefit recorded for the three months ended March 31, 2010 based on our effective rate for the three months ended March 31, 2010. The non-GAAP adjustments would have no impact on the provision for income taxes recorded for the three months ended March 31, 2011.
EnerNOC, Inc.
RECONCILIATION OF ADJUSTED EBITDA
(Unaudited)

	Three Months Ended March 31,
	2011	2010
Net loss	$(19,272)	$(14,200)
Add back:
Depreciation and amortization	4,777	3,619
Stock-based compensation expense	3,482	4,346
Other income	(128)	(3)
Interest expense	163	25
Provision for (benefit from) income tax	666	(1,167)

Adjusted EBITDA	$(10,312)	$(7,380)

EnerNOC, Inc.
RECONCILIATION OF FREE CASH FLOW
(Unaudited)

	Three Months Ended March 31,
	2011	2010
Net cash (used in) provided by operating activities	$(5,688)	$3,122
Subtract:
Purchases of property and equipment	(3,464)	(5,596)

Free cash flow	$(9,152)	$(2,474)